                                                                      EXHIBIT 3







                    ---------------------------------------


                                    BYLAWS OF

                                  ALLETE, INC.

                       As Amended Effective July 20, 2004


                     ---------------------------------------

                                              As Amended Effective July 20, 2004

                                   BYLAWS OF
                                  ALLETE, INC.

     Section 1. The annual meeting of the shareholders of this Corporation for the election of Directors and the transaction of such other corporate business as may properly come before such meeting shall be held at a time and place anywhere within or without the State of Minnesota as may be designated by the Board of Directors on the second Tuesday of May in each year after the year 1923, unless such day is a legal holiday, in which case such meeting shall be held on the next day thereafter which is not a legal holiday or a Sunday.

     Section 2. Special meetings of the shareholders of this Corporation may be called for any purpose or purposes at any time by the Chairman of the Board, by the President, by the Board of Directors or any two or more members thereof, the Executive Committee, or, in the manner hereinafter provided, by one or more shareholders as permitted under Minnesota law. The place of such special meetings shall be at the registered office of this Corporation in Duluth, Minnesota, or at such other place in Duluth as the Directors may determine.

     Upon request in writing, by registered mail or delivered in person to the Chairman of the Board, the President, a Vice-President or Secretary, by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ninety (90) days after the receipt of such request. If such notice shall not be given within sixty (60) days after delivery or the date of mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice in the manner hereinafter provided.

                                              As Amended Effective July 20, 2004

     Notice of special meetings shall state the time, place and purpose thereof.

     Section 3. Notice of every meeting of shareholders shall be mailed by the Secretary or the officer or other person performing the Secretary's duties, not more than sixty (60) days and not less than ten (10) days before the meeting, to each shareholder of record entitled to vote, at his or her post office address as shown by this Corporation's records; provided, however, that if a shareholder waives notice thereof before, at, or after the meeting, notice of the meeting to such shareholder is unnecessary. It shall not be necessary to publish notice of any meeting of shareholders.

     No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                                              As Amended Effective July 20, 2004

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in

                                              As Amended Effective July 20, 2004

accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 4. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time.

     Section 5. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be a Chairman of the Board present, otherwise by the President, or, if the President is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a Chairman to be elected at the meeting. The Secretary of this Corporation shall act as Secretary of such meetings, if present.

     Section 6. Subject to the provisions of Article III of the Articles of Incorporation as amended, each shareholder entitled to vote shall be entitled to one vote for each share of voting stock held by the shareholder and may vote and otherwise act in person or by proxy at each meeting of shareholders.

     Section 7. Any unissued stock of this Corporation, not or hereafter authorized, may be issued and disposed of by the Board of Directors at any time and from time to time, to such persons, firms,

                                              As Amended Effective July 20, 2004

corporations or associations, upon such terms and for such consideration as the Board of Directors may, in its discretion, determine, except as may be limited by law or by the Articles of Incorporation of this Corporation. Shares of the Corporation's stock may be certificated or uncertificated, as provided under Minnesota law. Certificates of stock shall be of such form and device as the Board of Directors may elect, and shall be signed by the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of this Corporation, but when a certificate is signed by a Transfer Agent or Registrar the signature of any such corporate officer and the corporate seal, if any, upon such certificate may be facsimiles, engraved or printed.

     Section 8. The stock of this Corporation shall be transferable or assignable on the books of this Corporation by the holders in person or by attorney, and in the case of stock represented by a certificate on surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock. The Board of Directors may fix a time not exceeding sixty (60) days and not less than ten (10) days preceding the date of any meeting of shareholders as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

     Section 9. Subject to the provisions of Article III of the Articles of Incorporation of this Corporation, (1) the management of this Corporation shall be vested in a Board of Directors, the number of which

                                              As Amended Effective July 20, 2004

shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of the majority of the Disinterested Directors, as defined in Article VII of the Articles of Incorporation, but the number of Directors shall be no less than nine (9) and no greater than fifteen
(15), but no decrease shall have the effect of shortening the term of any incumbent Director. Directors shall be elected annually by the shareholders by ballot by a majority of all the outstanding stock entitled to vote, to hold office until their successors are elected and qualify; (2) subject to any rights then existing by applicable law with respect to cumulative voting, the shareholders at any meeting by a majority vote of all the outstanding stock entitled to vote, at an election of Directors, may remove any Director and fill the vacancy; (3) subject to the rights of the holders of any class or series of the then outstanding shares of voting capital stock of this Corporation, newly created directorships resulting from an increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the shareholders or by the affirmative vote of a majority of the Disinterested Directors then in office, although less than a quorum. Directors so elected shall hold office for a term expiring at the time of the next annual election of Directors by the shareholders and until their successors are duly elected and qualify.

     The Board of Directors, as soon as may be after the election in each year, shall elect from their number a Chairman of the Board and shall elect one of their number President of the Corporation, one of whom shall be designated the Chief Executive Officer of the Corporation, and shall also elect one or more Vice-President, a Secretary and Treasurer and shall from time to time appoint such other officers as they may deem proper. The same person may hold more than one office, except those of

                                              As Amended Effective July 20, 2004

President and Vice-President. The Board of Directors also may designate, from time to time, former Directors of this Corporation as Directors Emeritus, in recognition of their long and faithful service to this Corporation. Directors Emeritus shall have no duties or responsibilities in connection with the management of the Corporation.

     The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices respectively, as well as such powers and duties as from time to time may be conferred upon them by the Board of Directors.

     The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the Corporation, except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in said Committee. Any such Executive Committee shall act only in the interval between meetings of the Board, and shall be subject at all times to control and direction of the Board. By unanimous vote, the Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make such rules for the conduct of its business and may appoint such Chairman and committees and assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to

                                              As Amended Effective July 20, 2004

nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 9.

     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was

                                              As Amended Effective July 20, 2004

mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written

                                              As Amended Effective July 20, 2004

consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 10. Meetings of the Board of Directors shall be held at the times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President, or a Vice-President, or any two Directors. The Secretary or officer performing his or her duties shall give two days' notice of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice, either before or after the meeting. Notice by mailing to the usual business or residence address of the Director not less than the time above specified before the meeting shall be sufficient. A majority of the Board shall constitute a quorum. Less than such a quorum shall have power to adjourn any meeting from time to time without notice.

     Section 11. Any and all officers of this Corporation may be required at any time to give bonds for the faithful discharge of their duties in such sum, or sums, and with such sureties, as the Board of Directors may determine.

                                              As Amended Effective July 20, 2004

     Section 12. The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors, unless otherwise agreed by agreement in writing duly authorized by the Board of Directors; and no agreement for the employment of any officer for a longer period than one year shall be so authorized.

     Section 13. The officers of this Corporation shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred upon them by the Board of Directors or the Executive Committee.

     In case any officer of the Corporation who shall have signed any bonds or certificates of stock heretofore or hereafter issued by the Corporation, or attested the seal thereon, or whose facsimile signature appears on any bond coupon or stock certificates shall cease to be such officer of the Corporation before the bonds or stock certificates so signed or sealed shall have been authenticated, delivered or issued, such bonds or stock certificates nevertheless may be authenticated, delivered or issued with the same force and effect as though the person or persons who had signed same or attested the seal thereon, or whose facsimile signature appears thereon, had not ceased to be such officer of the Corporation.

     The Corporation shall reimburse or indemnify each present and future Director and officer of the Corporation (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such Director or officer in connection with or arising out of any action, suit or proceeding in which such Director or officer may be involved by reason of being or having been a Director or officer of the Corporation. Such indemnification for reasonable expenses is to be to the

                                              As Amended Effective July 20, 2004

fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not Directors or officers of the Corporation, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Corporation.

     Reasonable expenses may include reimbursement of attorneys' fees and disbursements, including those incurred by a person in connection with an appearance as a witness.

     Upon written request to the Corporation and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or Director may receive an advance for reasonable expenses if such agent, employee, officer or Director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A.

     The foregoing rights shall not be exclusive of other rights to which any Director or officer may otherwise be entitled and shall be available whether or not the Director or officer continues to be a Director or officer at the time of incurring such expenses and liabilities.

     Section 14. A Director of this Corporation shall not be disqualified by his or her office from dealing or contracting with this Corporation, either as vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any Director, or any firm of which any Director is a member, or any

                                              As Amended Effective July 20, 2004

corporation of which any Director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority of quorum any Director so interested, or being a member of a firm so interested, or shareholder or a director of a corporation so interested, or (2) by vote at a shareholders' meeting of the holders of a majority of all the outstanding shares of the stock of this Corporation entitled to vote, or by a writing or writings signed by a majority of such holders, nor shall any Director be liable to account to this Corporation for any profit realized by the Director from or through any transaction or contract of this Corporation, authorized, ratified or approved as aforesaid, by reason of the fact that the Director, or any firm of which the Director is a member, or any corporation of which the Director is a shareholder or director, was interested in such transaction or contract; provided however, that this Corporation shall not lend any of its assets to any of its officers or Directors, nor to any of its shareholders on the security of its own shares. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

     Section 15. The Board of Directors is authorized to select such depository or depositories as they shall deem proper for the funds of this Corporation. All checks and drafts against such deposited funds shall be signed by persons to be specified by the Chairman of the Board, by the President or a Vice-President of the Corporation with the concurrence of its Treasurer.

     Section 16. The Board of Directors shall have power to authorize the payment of compensation to the Directors for services to this

                                              As Amended Effective July 20, 2004

Corporation, including fees for attendance at meetings of the Board of Directors, and to determine the amount of such compensation and fees.

     Section 17. The corporate seal of this Corporation shall be in such form as the Board of Directors shall prescribe.

     Section 18. The shareholders may alter or amend these Bylaws by a majority vote of all the outstanding stock of this Corporation entitled to vote at any meeting duly held as above provided, the notice of which includes notice of the proposed alteration or amendment. The Board of Directors may also alter or amend these Bylaws at any time by affirmative vote of a majority of the Board of Directors given at a duly convened meeting of the Board of Directors, the notice of which includes notice of the proposed alteration or amendment, subject to the power of the shareholders to change or repeal such Bylaws; provided that the Board of Directors shall not make or alter any Bylaws fixing their number, qualifications, classifications, or term of office, or changing the number of shares required to constitute a quorum for a shareholders' meeting.

--------------------------------------------------------------------------------

     The undersigned, Secretary of ALLETE, Inc., does hereby certify that the foregoing is a correct and complete copy of the Bylaws of ALLETE, Inc. effective as of July 20, 2004.


                                                        /s/ Deborah A. Amberg
                                                     ---------------------------
                                                               Secretary